UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2026

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Claros Mortgage Trust, Inc. 2016 Incentive Award Plan

On June 3, 2026, Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2016 Incentive Award Plan (the “2016 Plan” and, as amended by the Amendment, the “Amended 2016 Plan”). The Amendment was adopted by the Company’s Board of Directors on April 20, 2026 and became effective on the date of the Annual Meeting. The Amendment makes the following material changes to the 2016 Plan:

•
Increases the aggregate number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) reserved for issuance under the 2016 Plan by 6,500,000 shares to 14,781,594 shares;

•
Increases the aggregate number of shares of Common Stock that may be granted as incentive stock options (“ISOs”) from 1,000,000 shares to 7,500,000 shares;

•
Extends the period during which ISOs may be granted under the 2016 Plan through April 20, 2036 (the tenth anniversary of the date on which the Board adopted the Amendment); and

•
Provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the grant date in accordance with FASB ASC Topic 718 (or any successor thereto)) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year may not exceed $750,000.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by, the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

a)
The Company held its Annual Meeting on June 3, 2026 via live webcast.
b)
The following proposals were voted upon at the Annual Meeting, and the final voting results with respect to each such proposal are set forth below:

Proposal 1: The Company’s stockholders elected the nine nominated directors identified below, each to serve and to hold office for a one-year term until the Company’s next annual meeting of stockholders in 2027 and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Richard Mack	100,207,430	5,818,457	13,144,095
J. Michael McGillis	99,811,856	6,214,031	13,144,095
Steven L. Richman	100,232,656	5,793,231	13,144,095
D. Pike Aloian	97,067,594	8,958,293	13,144,095
Derrick D. Cephas	81,678,525	24,347,362	13,144,095
Mary Haggerty	100,227,157	5,798,730	13,144,095
Pamela Liebman	86,127,427	19,898,460	13,144,095
Denise Olsen	100,408,357	5,617,530	13,144,095
W. Edward Walter III	86,132,940	19,892,947	13,144,095

Proposal 2: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
119,106,024	63,833	125	0

Proposal 3: The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
70,326,271	35,691,548	8,068	13,144,095

Proposal 4: The Company’s stockholders voted to approve an amendment to (i) increase the number of shares of the Company’s common stock reserved for issuance under the 2016 Plan, as amended, by 6,500,000 shares; (ii) increase the number of shares of the Company’s common stock that may be granted as ISOs to 7,500,000 shares; (iii) extend the period during which ISOs may be granted; and (iv) limit the sum of any cash compensation and aggregate grant date fair value of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year to $750,000.

For	Against	Abstain	Broker Non-Votes
70,802,303	35,056,699	166,885	13,144,095

Item 9.01 Financial Statements and Exhibits.

10.1

First Amendment to Claros Mortgage Trust, Inc. 2016 Incentive Award Plan

104

Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date:	June 5, 2026	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)